Exhibit 31.3

CERTIFICATION PURSUANT TO RULE 13a-14(a) OR RULE 15d-14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

I, Kyle Udseth, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Pineapple Energy Inc., a Minnesota corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Kyle Udseth
Kyle Udseth

Date: April 29, 2024	Chief Executive Officer (Principal Executive Officer)